INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders of Osmonics, Inc.
Minnetonka, Minnesota

We have audited the consolidated balance sheets of Osmonics, Inc. and subsidiaries the Company as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of Osmonics, Inc. and Autotrol Corporation (Autotrol), which has been accounted for as a pooling of interests as described in Note 2 to the consolidated financial statements. We did not audit the statements of income, shareholders' equity, and cash flows of Autotrol for the year ended December 31, 1992, which statements reflect total revenues of $33,476,000. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Autotrol for 1992 is based solely on the report of such other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Osmonics, Inc. and subsidiaries at December 31, 1994 and 1993 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Notes 5 and 10 to the financial statements, in 1994 the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and in 1992 the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

We also audited the adjustment described in Note 10 that were applied to restate the 1992 financial statements. In our opinion, the adjustment was appropriate and has been properly applied.



/s/Deloitte & Touche LLP
Minneapolis, Minnesota
February 10, 1994